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                                                                  Exhibit (d)(1)

Control No. ______________        Maximum Primary Subscription Shares Available:

                            SUBSCRIPTION CERTIFICATE

   THE OFFER EXPIRES AT 5:00 PM, EASTERN TIME, ON MAY 8, 2007, UNLESS EXTENDED

                          DWS MULTI-MARKET INCOME TRUST

                      SUBSCRIPTION RIGHTS FOR COMMON SHARES

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THIS CARD AND RETURN IT TO THE SUBSCRIPTION AGENT.

Dear Shareholder:

         You are entitled to exercise the Rights issued to you as of April 9, 2007, the Record Date for the Fund's rights offering, to subscribe for the number of shares of common shares ("Shares") of DWS Multi-Market Income Trust ("Fund") shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Fund's prospectus dated April 9, 2007 ("Prospectus"). The terms and conditions of the rights offering ("Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As a holder of Rights, you are entitled to purchase one Share for each three Rights you exercise. If you hold less than three Rights in total, you are entitled to subscribe for one Share. In accordance with the Over-Subscription Privilege, as a holder of Rights, you are also entitled to subscribe for additional Shares, if Shares remaining after the exercise of Rights pursuant to the Primary Subscription are available and if you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may increase the number of Shares subject to subscription by up to 25% in order to cover such over-subscription requests. To the extent the Fund determines not to issue additional Shares to honor all over-subscriptions, the available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Fund, so that the number of Shares issued to shareholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned by them on the Record Date. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

         In order to exercise your Rights, you must present to The Colbent Corporation, prior to 5:00 p.m., Eastern Daylight Time, on May 8, 2007 (the "Expiration Date"), unless the rights offering is extended, either (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States of America and payable to DWS Multi-Market Income Trust for an amount equal to the number of shares subscribed for under the primary subscription and over-subscription privilege (if applicable) multiplied by the estimated subscription price of $[ ], or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to DWS Multi-Market Income Trust for an amount equal to the number of shares subscribed for under the primary subscription and over-subscription privilege (if applicable) multiplied by the estimated subscription price of $[ ].

         If a Notice of Guaranteed Delivery is used, a properly completed Subscription Certificate, together with payment in full, as described above, must be received by The Colbent Corporation by no later than May 11, 2007, unless the rights offering is extended. See "The Offer--Method for Exercising Rights" and "--Payment for Shares" in the Prospectus.

         No later than May 15, 2007, The Colbent Corporation will send you a confirmation (or, if you own your shares through a depository or nominee, to such depository or nominee), showing (i) the number of shares acquired pursuant to the primary subscription, (ii) the number of shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per share and total purchase price for the shares, and (iv) any additional amount payable by you or any excess to be refunded to you. Any excess payment to be refunded will be mailed promptly as practicable after May 18, 2007, unless the rights offering is extended.

         Shareholders who are participants in the Fund's dividend reinvestment plan (the "Plan") will receive their Primary Subscription shares and Over-Subscription Privilege Shares via an uncertificated share credit to their existing accounts.

         Share certificates for Shares purchased pursuant to the Primary Subscription and Over-Subscription Privilege will be mailed promptly after the expiration of the Offer once full payment for such Shares has been received and cleared. Shareholders whose shares of beneficial interest are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealer's behalf will have any Shares acquired in the Primary Subscription credited to the account of Cede or such other depository or nominee. Shares acquired pursuant to the Over-Subscription Privilege will be certificated and certificates representing such shares will be sent directly to Cede or such other depository or nominee. Share certificates will not be issued for Shares credited to Plan accounts.

SAMPLE CALCULATION:

TO SUBSCRIBE FOR YOUR PRIMARY SUBSCRIPTION SHARES, PLEASE COMPLETE LINE "A" ON THE CARD BELOW.

30 shares = 30 Rights. 30 Rights divided by 3 = 10 primary subscription shares. The maximum number of Primary Subscription Shares would be 10. Fractional shares will be dropped. If you hold less than three rights in total, you can subscribe for one Share.

  A.         30        /   3   =         10         X            $[__.__]            =          $[__.__]
        --------------             ---------------      ----------------------------     -----------------------
          (No. of                     (No. of              (Estimated subscription          (Payment to be
          rights)                      shares)                     price)                       remitted)

         PLEASE NOTE THAT $[__.__] IS AN ESTIMATED SUBSCRIPTION PRICE ONLY. THE SUBSCRIPTION PRICE WILL BE DETERMINED ON MAY 8, 2007, WHICH IS ALSO THE EXPIRATION DATE. THE EXPIRATION DATE (UNLESS EXTENDED) AND COULD BE HIGHER OR LOWER THAN THE ESTIMATED



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

SUBSCRIPTION PRICE DEPENDING ON CHANGES IN THE NET ASSET VALUE AND SHARE PRICE OF THE COMMON SHARES.

         TO SUBSCRIBE FOR ANY SHARES AVAILABLE UNDER THE OVER-SUBSCRIPTION PRIVILEGE, PLEASE COMPLETE LINE "B" BELOW.

         PLEASE NOTE: ONLY RECORD DATE SHAREHOLDERS WHO HAVE EXERCISED THEIR PRIMARY SUBSCRIPTION IN FULL MAY EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE.

METHOD OF EXERCISE OF RIGHTS

         By First Class Mail:

                  Colbent Corporation
                  P.O. Box 859208
                  Braintree, MA 02185-9208

         By Express Mail or Overnight Courier:

                  Colbent Corporation
                  161 Bay State Drive
                  Braintree, MA 02184

         By Hand:

                  Colbent Corporation
                  161 Bay State Drive
                  Braintree, MA 02184

         Confirm by Telephone: (781) 930-4900

         Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

                 THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

Account #: _____________________________________________________________________
Maximum Primary Shares Available: ______________________________________________
Number of Rights Issued: _______________________________________________________



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


SECTION 1: DETAILS OF SUBSCRIPTION

         PLEASE FILL IN ALL APPLICABLE INFORMATION

EXPIRATION DATE:  MAY 8, 2007

A.     Primary subscription                   /3 =                     X    $[__.__]**      =     $
                                  -----------       ------------------                            ----------
       (Three rights = 1 Share)   (Rights           (No. of Shares        (Estimated
                                  exercised)        Requested             Subscription
                                                    Rounded Down to       Price)
                                                    Nearest
                                                    Whole Share)

                                                    (Fractional
                                                    Shares Will Not
                                                    Be Issued)

B.     Over-subscription privilege*                                    X    $[__.__]**      =     $          [ ]
                                                    ------------------                            ----------
                                                    (No. of Shares        (Estimated
                                                    Requested)            Subscription
                                                                          Price)

Total amount of check or money order enclosed (total of A + B) = $__________

----------
* You can only over-subscribe if you have fully exercised your primary subscription rights.

** $[__] per share is an estimated price only. The Final Subscription Price will be determined on May 8, 2007 (which is also the date when your Rights will expire), and could be higher or lower depending on changes in the net asset value and the price of the Fund's common shares.

SECTION 2:  TO SUBSCRIBE

         I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS FOR THE RIGHTS OFFERING, AND I HEREBY IRREVOCABLY SUBSCRIBE FOR THE NUMBER OF NEW SHARES INDICATED ABOVE ON THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS.

         I UNDERSTAND AND AGREE THAT I WILL BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNT TO THE FUND IF THE SUBSCRIPTION PRICE AS DETERMINED ON THE PRICING DATE IS IN EXCESS OF THE $___ ESTIMATED SUBSCRIPTION PRICE PER SHARE.


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

I HEREBY AGREE THAT IF I FAIL TO PAY IN FULL FOR THE SHARES FOR WHICH I HAVE SUBSCRIBED, THE FUND MAY EXERCISE ANY OF THE REMEDIES PROVIDED FOR IN THE PROSPECTUS.

                                           Signature of Subscribers:


                                           -------------------------------------

                                           Please give your telephone number:


                                           -------------------------------------
         If you wish to have your confirmation and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.

         Any questions regarding this Subscription Certificate and the Offer may be directed to the information agent, the Altman Group, Inc., toll-free at (800) 921-8867.


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